                                    EXHIBIT B

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:    August 26, 2004

                                       PACIFIC ELECTRIC WIRE & CABLE CO., LTD.

                                       By: /s/ Andy Cheng
                                           --------------
                                       Name:   Andy Cheng
                                       Title:  Executive Vice President

                                       PACIFIC USA HOLDINGS CORP.

                                       By: /s/ Michael Lee
                                           ---------------
                                       Name:   Michael Lee
                                       Title:  Chairman

                                       PACIFIC HOLDINGS GROUP

                                       By: /s/ Michael Lee
                                           ---------------
                                       Name:   Michael Lee
                                       Title:  Chairman